Exhibit 99.1

Wave Life Sciences Prices $100 Million Public Offering of Ordinary Shares

CAMBRIDGE, Mass., December 7, 2023 – Wave Life Sciences Ltd. (Nasdaq: WVE), a clinical-stage RNA medicines company committed to delivering life-changing treatments for people battling devastating diseases, announced today the pricing of its previously announced underwritten public offering of 20,000,000 of its ordinary shares at a price to the public of $5.00 per ordinary share. Gross proceeds to Wave Life Sciences from the offering are expected to be approximately $100 million, before deducting underwriting discounts and commissions and offering expenses. All of the ordinary shares in the offering are being sold by Wave Life Sciences. In addition, Wave Life Sciences has granted the underwriters a 30-day option to purchase up to an additional 3,000,000 of its ordinary shares on the same terms and conditions. The offering is expected to close on or about December 11, 2023, subject to customary closing conditions.

J.P. Morgan and Leerink Partners are acting as joint book-running managers for the offering. Mizuho and Truist Securities are acting as book-runners and H.C. Wainwright & Co. and Raymond James are acting as co-managers for the offering.

The offering is being made only by means of a prospectus and related prospectus supplement forming part of a shelf registration statement that was previously filed with and declared effective by the Securities and Exchange Commission (“SEC”). The preliminary prospectus supplement and accompanying base prospectus relating to the offering were filed with the SEC on December 6, 2023. The final prospectus supplement and the accompanying prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov, copies of which may be obtained, when available, from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; or from Leerink Partners LLC, Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, or by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Wave Life Sciences

Wave Life Sciences (Nasdaq: WVE) is a clinical-stage RNA medicines company committed to delivering life-changing treatments for people battling devastating diseases. Wave aspires to develop best-in-class medicines across multiple therapeutic modalities using PRISM, the company’s proprietary discovery and drug development platform that enables the precise design, optimization and production of stereopure oligonucleotides. Driven by a resolute sense of urgency, the Wave team is targeting a broad range of genetically defined diseases so that patients and families may realize a brighter future.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements regarding the closing of the public offering of ordinary shares. These statements are subject to various risks and uncertainties, actual results could differ materially from those projected and Wave cautions investors not to place undue reliance on the forward-looking statements in this press release. These risks and uncertainties include, without limitation, risks and uncertainties related to satisfaction of customary closing conditions related to the public offering. There can be no assurance that Wave will be able to complete the public offering on the anticipated terms, or at all. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, the risks and uncertainties described in the section entitled “Risk Factors” in Wave’s preliminary prospectus supplement related to the proposed offering filed with the SEC on December 6, 2023 and Wave’s most recent Annual Report on Form 10-K filed with the SEC, as amended, and in other filings Wave makes with the SEC from time to time. Wave undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Investor Contact:

Kate Rausch

+1 617-949-4827

krausch@wavelifesci.com

Media Contact:

Alicia Suter

+1 617-949-4817

asuter@wavelifesci.com